Exhibit 10.2

Consent of Independent Auditors

We have issued our report dated February 3, 2006 accompanying the financial statements of Tracsat S.A. appearing in the Annual Report of Pointer Telocation Systems Ltd. included in the Annual Report on Form 20-F for the year ended December 31, 2005.

We hereby consent to the incorporation by reference of said reports in the Registration Statements of Pointer Telocation Systems Ltd., on Form F-3 (File No. 333-111019 effective October 13, 2004, File No. 333-119998, effective November 17, 2004 and File No. 333-126257, effective July 15, 2005) and on Form S-8 (File No. 333-118897, effective September 10, 2004 and File No. 333-113420, effective March 9, 2004).

/s/ Grant Thornton Argentina S.C.

Buenos Aires, Argentina
June 22, 2006